                                                                    Exhibit 99.1


              Ark Restaurants Announces Financial Results for the
                Third Quarter and Nine Months Ended June 26, 2004


CONTACT:
Robert Towers
(212) 206-8800
bob@arkrestaurants.com

NEW YORK, New York - August 9, 2004 -- Ark Restaurants Corp. (NASDAQ:ARKR) today reported financial results for the third quarter and nine month periods ended June 26, 2004.

For the three months ended June 26, 2004, total revenues were $33.8 million versus $29.2 million in the same period last year. Revenues for both periods were adjusted as a result of the sale of the Company's Lorelei, La Rambla and Jack Rose restaurants, the disposal of the Company's Lutece restaurant, and their reclassification to discontinued operations. Revenues from the Company's Las Vegas operations represented 50.3% of the Company's total revenues during the three months ended June 26, 2004. The Company's income from continuing operations increased to $3,031,000, or $0.90 per share ($0.86 per diluted share), during the third quarter of 2004, up from $1,794,000, or $0.56 per share ($0.56 per diluted share), for the same period last year.

Total revenues for the nine-month period ended June 26, 2004 were $85.3 million versus $76.3 million in the nine months ended June 28, 2003. Revenues for both of these periods were likewise adjusted as a result of the sale or disposition of the restaurants mentioned above and their reclassification to discontinued operations. Revenues from the Company's Las Vegas operations represented 57.8% of the Company's total revenues during the nine months ended June 26, 2004. The Company's income from continuing operations increased to $4,142,000, or $1.26 per share ($1.21 per diluted share), during the first nine months of the Company's 2004 fiscal year, up from $2,199,000, or $0.69 per share ($0.69 per diluted share), for the same period last year.


Company-wide same store sales increased 16.5% during the third quarter ended June 26, 2004 compared with last year's third quarter. Same store sales in the third quarter increased by 12.8% in Las Vegas, 21.8% in New York and 17.9% in Washington D.C. compared to the third quarter of 2003.

For the three months ended June 26, 2004, EBITDA from continuing operations was $5,571,000 versus $3,662,000 in the third quarter last year. EBITDA from continuing operations for the nine-month period ended June 26, 2004 was $9,372,000 versus $6,543,000 during the same nine-month period last year.

The Company also named three new members to the Board of Directors: Arthur Stainman, Edward Lowenthal and Vincent Pascal. Mr. Stainman is the senior managing director of First Manhattan Co. of New York City, a money management firm, and has over twenty years experience managing money for high net worth individuals. Mr. Lowenthal has been the President of Ackeman Management, LLC, a real estate investment firm, since April of 2002 and, prior to that, was the President of Wellsford Real Properties, also a real estate investment firm, and predecessor companies, from October 1986 through March 2002. Mr. Pascal, Senior Vice

President - Operations and Secretary of the Company for more than twenty years, rejoins the Board after a one-year absence.

The Company's long-time chairman, Ernest Bogen, resigned from the Board and will be replaced as chairman by Michael Weinstein. Mr. Bogen was given the title of "Chairman Emeritus" by the Board in recognition of his many years of outstanding service.

Michael Weinstein, Chairman, President and CEO of Ark Restaurants Corp., stated "We are extremely pleased with the Company's performance during the quarter. Each of the Las Vegas, New York and Washington, D.C. markets benefited from increased tourism and an improved business climate. During this quarter and most of this year, our Las Vegas operations have improved due to the addition of 90 seats at Gallagher's Steakhouse in the New York - New York Hotel and Casino and the opening of a new tower of hotel rooms at the Venetian Casino Resort. We are also excited by the strong performance we have seen from our new operations in each of the Hard Rock Hotel and Casinos in Tampa, Florida and Hollywood, Florida."

Ark Restaurants owns and operates 22 restaurants and bars, 26 fast food concepts, catering operations and wholesale and retail bakeries. Nine restaurants are located in New York City; nine in Las Vegas, Nevada; and four in Washington, DC. The Las Vegas operations include three restaurants within the New York-New York Hotel & Casino Resort and operation of the Resort's room service, banquet facilities, employee dining room and nine food court concepts; four restaurants and bars within the Venetian Casino Resort as well as four food court concepts. In Las Vegas, the Company also owns and operates one restaurant within the Forum Shops at Caesar's Shopping Center and one restaurant at the Neonopolis Center at Fremont Street. The Florida operations include five fast food facilities in Tampa, Florida and eight fast food facilities in Hollywood, Florida, each at a Hard Rock Hotel and Casino operated by the Seminole Indian Tribe at these locations.

The Company will broadcast its conference call to discuss third quarter results over the Internet. The broadcast will be held on Tuesday, August 10, 2004 at 11:00 a.m. Eastern Time. To access the broadcast, please visit http://www.viavid.net. A replay of the broadcast will be available within one hour of the call.

         The dial-in numbers to participate in the conference call are:

                           Toll-Free - 1- 800-936-9754

                       Toll/International - 1-973-935-2048

Except for historical information, this news release contains forward-looking statements, which involve unknown risks, and uncertainties that may cause the company's actual results or outcomes to be materially different from those anticipated and discussed herein. Important factors that might cause such differences are discussed in the Company's fillings with the Securities and Exchange Commission.

ARK RESTAURANTS CORP.
Consolidated Income Statement
For the 13 and 39 week periods ended June 26, 2004 and June 28, 2003 (In Thousands, Except per share amounts)
--------------------------------------------------------------------

                                                    13 Weeks Ended        39 Weeks Ended
                                                    --------------        --------------

                                                    June 26,    June 28,  June 26,    June 28,
                                                    2004        2003      2004        2003
                                                    ----        ----      ----        ----
TOTAL REVENUES                                      $33,767    $29,223    $85,252    $76,318


COST AND EXPENSES:

Food and beverage cost of sales                       8,542      7,258     21,848     18,842
Payroll expenses                                      9,823      9,039     27,119     25,326
Occupancy expenses                                    4,441      4,222     12,510     11,869
Other operating costs and expenses                    4,031      3,546     10,408      9,535
General and administrative expenses                   1,531      1,594      4,491      4,528
Depreciation and amortization expenses                  853      1,028      2,901      3,051
                                                    -------    -------    -------    -------

  Total costs and expenses                           29,221     26,687     79,277     73,151
                                                    -------    -------    -------    -------

OPERATING INCOME                                      4,546      2,536      5,975      3,167
                                                    -------    -------    -------    -------

OTHER (INCOME) EXPENSE:

Interest expense, net                                    55        183         98        520
Other income                                           (172)       (98)      (496)      (325)
                                                    -------    -------    -------    -------
  Total other (income) expense                         (117)        85       (398)       195
                                                    -------    -------    -------    -------

Income from continuing operations
  before income taxes                                 4,663      2,451      6,373      2,972

Provision for income taxes                            1,632        657      2,231        773
                                                    -------    -------    -------    -------

Income from continuing operations                     3,031      1,794      4,142      2,199

DISCONTINUED OPERATIONS:
Loss from operations of discountinued restaurants       (91)      (239)      (985)      (897)

Benefit for income taxes                                (32)       (64)      (345)      (233)
                                                    -------    -------    -------    -------

Loss from discontinued operations                       (59)      (175)      (640)      (664)

NET INCOME                                          $ 2,972    $ 1,619    $ 3,502    $ 1,535
                                                    -------    -------    -------    -------


PER SHARE INFORMATION - BASIC AND DILUTED:

Continuing operations basic                         $   .90    $   .56    $  1.26    $   .69
Discountinued operations basic                      $  (.02)   $  (.05)   $  (.20)   $  (.21)
                                                    -------    -------    -------    -------
Net basic                                           $   .88    $   .51    $  1.06    $   .48
                                                    -------    -------    -------    -------

Continuing operations diluted                       $   .86    $   .56    $  1.21    $   .69
Discontinued operations diluted                     $  (.02)   $  (.06)   $  (.19)   $  (.21)
                                                    -------    -------    -------    -------
Net diluted                                         $   .84    $   .50    $  1.02    $   .48
                                                    -------    -------    -------    -------

WEIGHTED AVERAGE NUMBER OF SHARES-BASIC               3,377      3,181      3,275      3,181
                                                    -------    -------    -------    -------

WEIGHTED AVERAGE NUMBER OF SHARES-DILUTED             3,509      3,216      3,417      3,197
                                                    -------    -------    -------    -------

EBITDA Reconciliation
Pre tax earnings                                    $ 4,572    $ 2,212    $ 5,388    $ 2,075
                                                    -------    -------    -------    -------
Depreciation and amortization                           853      1,028      2,901      3,051
Interest                                                 55        183         98        520
                                                    -------    -------    -------    -------

EBITDA (a)                                          $ 5,480    $ 3,423    $ 8,387    $ 5,646
                                                    -------    -------    -------    -------

(a) EBITDA is defined as earnings before interest, taxes, depreciation and amortization and cumulative effect of changes in accounting principle. Although EBITDA is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles (GAAP), the Company believes the use of the non-GAAP financial measure EBITDA enhances an overall understanding of the Company's past financial performance as well as providing useful information to the investor because of its historical use by the Company as both a performance measure and measure of liquidity, and the use of EBITDA by virtually all companies in the restaurant sector as a measure of both performance and liquidity. However, investors should not consider this measure in isolation or as a substitute for net income, operating income, cash flows from operating activities or any other measure for determining the Company's operating performance or liquidity that is calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled Measures employed by other companies. A reconciliation of EBITDA to the most comparable GAAP financial measure, net income, is included above.